EXHIBIT 10.46

Pages where confidential treatment has been requested are stamped, “Confidential treatment has been requested. The redacted material has been separately filed with the Commission.” All redacted material has been marked by the symbol (***).

FIRST AMENDING AGREEMENT

This First Amending Agreement (“First Amending Agreement”) is made as of December 22, 2010 (the “First Amending Agreement Effective Date”).

BY AND BETWEEN:

(1) Vonage Network LLC a limited liability company incorporated under the laws of Delaware, having its principal offices at 23 Main St., Holmdel, New Jersey, 07733 (“Company”);

AND

(2) Amdocs Software Systems Limited, a company incorporated under the laws of Ireland, having its principal offices at 1 First Floor, Block S, East Point Business Park Dublin 3, Ireland (“ASSL”)

(3) Amdocs, Inc., a company incorporated under the laws of the State of Delaware, having its principal offices at 1390 Timberlake Manor Parkway, Chesterfield, Missouri, 63017 (“INC”).

(ASSL and INC are hereinafter jointly referred to as “Amdocs” and Amdocs and Company are each hereinafter referred to as a “Party” and jointly referred to as the “Parties”).

WHEREAS the Parties have entered into a License and Managed Services Agreement made as of 23rd December 2009 (the “Agreement”); and

WHEREAS the Parties wish to amend the Agreement in accordance with the provisions hereof.

NOW, THEREFORE, in consideration of the premises and the promises exchanged herein, Company and Amdocs agree that the following amendments to the Agreement shall take effect as of the First Amending Agreement Effective Date:

1.	Section 12.2 – Program Management Office

1.1.	Section 12.2.1 is deleted in its entirety and replaced by the following:

12.2.1. A project management office (“PMO”) will be established and maintained by the Parties and function until at least June 30, 2011 and thereafter, upon the mutual agreement of the Parties, until the Final Migration Date. The PMO will be staffed by representatives of both Parties.

2.	Section 16.5 – Termination for Convenience.

2.1.	The following words in the first sentence of Section 16.5(a) are hereby deleted in their entirety: “(a) prior to the Turn-On Date, as scheduled at the time notice is being given, by giving Amdocs at least thirty (30) days prior written notice designating the termination date, or (b)”. Company irrevocably waives any right it has, or may have had, to terminate the Agreement for convenience and without cause prior to the Turn-On Date.

3.	Schedule 1 – Amdocs Software.

3.1.	Schedule 1 – Amdocs Software is hereby replaced in its entirety by Schedule 1A (Amdocs Software) attached hereto. All references to Schedule 1 (Amdocs Software) or Schedule 1 in the Agreement shall be understood to refer to Schedule 1A (Amdocs Software).

4.	Schedule 6 – Milestone Payments and Fees.

4.1.

In order to assist Company with regard to its revised product strategy, the Parties have agreed to expand the scope of the Agreement as set forth in Change Order 1 (to be entered into by the parties on or around the First Amending Agreement Effective Date pursuant to the terms of Section 7 of the Agreement). Schedule 6 (Milestone Payments and Fees) is hereby replaced in its entirety by Schedule 6A (Milestone Payments and Fees) attached hereto to reflect such expanded scope and the additional fees payable by Vonage in respect thereof. All references to “Schedule 6

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Proprietary & Confidential

(Milestone Payments and Fees)” or “Schedule 6” in the Agreement shall be deemed to be to Schedule 6A (Milestone Payments and Fees).

5.	Schedule 15 – Steering Committee and Key Personnel

5.1.	Schedule 15 (Steering Committee and Key Personnel) is hereby replaced in its entirety by Schedule 15A (Steering Committee and Key Personnel) attached hereto. All references to Schedule 15 (Steering Committee and Key Personnel) or Schedule 15 in the Agreement shall be understood to refer to Schedule 15A (Steering Committee and Key Personnel).

6.	Schedule 16 – Change Management Procedures and Request Form

6.1.	Attachment 1 (Persons Authorized to Request and Accept Change Requests) is hereby amended to replace the following paragraph:

“For Amdocs

Client Business Executive (as of the Effective Date, Martin Mintz)

Customer Integration Director (as of Effective Date, Eric Storder)

With respect to Changes to the Project Plan, such Changes must be agreed in writing by a Vice-President of Amdocs.”

with the following paragraph:

“For Amdocs

Client Business Executive (John Charron)

Customer Implementation Manager (Ihab Atalla)

With respect to Changes to the Project Plan, such Changes must be agreed in writing by Division President, Amdocs North America Accounts.”

7.	General

7.1.	The laws of the State of New York will govern the construction and enforcement of all of the rights, duties, and obligations arising under, or relating in any manner to, the subject matter of this First Amending Agreement, notwithstanding any conflicts of law principles.

7.2.	The remaining provisions of the Agreement shall remain in full force and effect.

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Proprietary & Confidential

IN WITNESS WHEREOF, the Parties hereto have entered into this First Amending Agreement as of the First Amending Agreement Effective Date.

Amdocs Software Systems Limited		Amdocs, Inc.

By:	/s/ Philip Butler	By:	/s/ Thomas G. O’Brien

Name:	Philip Butler	Name:	Thomas G. O’Brien

Title:	Assistant Secretary	Title:	Treasurer

Date:	23/12/2010	Date:	12/27/2010

Vonage Network LLC

By:	/s/ Gerald Maloney

Name:	Gerald Maloney

Title:	SVP-Finance and Assistant Treasurer

Date:	12/22/10

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Proprietary & Confidential

SCHEDULE 1A

AMDOCS SOFTWARE

The following components describe the Amdocs proprietary core software products included within the Amdocs family of products and owned exclusively by Amdocs and its Affiliates, licensed by Company pursuant to this Agreement:

1.	Amdocs Revenue Management

1.1.	Amdocs Charging: Amdocs Charging is the foundation of the Amdocs Billing portfolio and handles core rating operations across all service, customer and payment types. Amdocs Charging supports rating with a highly configurable rating engine that can rate any type of event, based on any customer or service attribute. It provides a single point of definition for sophisticated product and service offerings and bundles across services, lines of business and payment channels. Amdocs Charging receives, validates and reformats usage event data from any network and service, rates them, and also allows for credit and spending limit management. Amdocs Convergent Charging consists of the following sub-components: Amdocs Acquisition and Formatting, Amdocs Rating, and Amdocs Invoicing.

1.1.1.	Amdocs Acquisition and Formatting: Amdocs Acquisition and Formatting (A&F) is a component which provides accurate and billable information to other systems, serving as the gateway between the network and the core billing components. Data files containing information on Voice, Data and Content applications events are received from different sources, EDRs are prepared for rating and routed to the target system to which the event will be further processed.

1.1.2.	Amdocs Rating: Amdocs Rating provides a highly configurable multi-mode rating engine that can charge for any type of event based on any customer or service attribute that supports online and offline charging. It also allows the rapid introduction of flexible rating schemes, discounting, cross-product marketing initiatives and multi-attribute pricing. Rating is based on offers and price package definitions as defined in the Amdocs Enterprise Product Catalog. The output of the system is a rated event, which can be distributed to external systems, such as Amdocs Partner Manager, the Data Warehouse, or to the Invoicing system. After distribution, the event is written to the usage/rated events repository. At the end of the cycle, the accumulation data is extracted to the Invoicing system.

1.1.3.	Amdocs Invoicing: Amdocs Invoicing provides a single consolidated bill for all customer services, payment methods and lines of business. This includes recurring charges, usage charges, one-time charges and credits produced in flexible cycle periods, as well as on demand, so the main communication channel with the customer is always relevant, simple, unique and personal. Amdocs Invoicing supports internal and external tax calculations and possesses flexible, hierarchy-based discounting capabilities. The billing document may include a bill or invoice statement, combined with a number of prepaid statements. This allows the customer to have a single converged billing document for all services and pay channels.

1.2.	Amdocs Accounts Receivable: Amdocs Accounts Receivable supports the customer’s financial management process. It maintains customer account balances by responding to actions originated in the billing products, and by handling payments, adjustments, backouts, fund transfers and other financial activities.

1.3.	Amdocs Document Designer: Amdocs Document Designer creates flexible, personalized bills, letters, invoices and statements for mass production. Amdocs Document Designer can be used to create template components for summary and detail pages. A page can contain both static and variable text as well as images and data which are converted into a print-ready form that can be rendered on a variety of media. It facilitates the flexible design of “personalized” templates, utilizing a table-driven, rule-based architecture. Template design is performed online using an intuitive, user-friendly GUI on a Windows workstation. This allows the user to define template structure, specify conditional processing, control pagination and design printed layout. It provides the optimal document publishing architecture in terms of volume and performance.

1.4.	Amdocs Subscriber Resource Manager: Amdocs Subscriber Resource Manager is a comprehensive application for managing and allocating logical resources. It provides integrated voice and IP resource management for current and future services, including resource management for resources such as MSISDN, SIM cards, IMSI, Username and PSTN numbers.

1.5.	Amdocs Replenishment Manager: Amdocs Replenishment Manager manages the recharging of prepaid balances through multiple payment methods, including voucher, cash, direct debit, credit card and postpaid account, via multiple recharge channels, including self-service, ATM, IVR and USSD.

1.6.	Amdocs Voucher Manager: Amdocs Voucher Manager handles all aspects of the prepaid voucher lifecycle, including voucher ordering, distribution to dealers and maintenance.

1.7.	Amdocs Balance Manager: Amdocs Balance Manager provides flexible and robust balance management capabilities for prepaid customers. Its real-time performance meets the industry standard of latency and high-availability.

2.	Amdocs Foundation

2.1.	Amdocs Enterprise Product Catalog: The Enterprise Product Catalog serves as a single, centralized catalog user interface and database for Amdocs Ordering, Amdocs Billing and Amdocs Activation Manager. It enables enterprise-wide catalog management, allowing for the flexible definition and repository of billing, offering, and product and service information. It provides an intuitive, user-friendly interface for business and IT users. It is extensible to support, and is easily integrated with, third party and in-house systems (e.g. ERP and Provisioning) and is Service Oriented Architecture (SOA) compliant.

2.2.	Amdocs Integration Framework: Amdocs Integration Framework provides a uniform, standards-based foundation for Amdocs applications for internal and external integration. It is not intended to replace middleware products such as EAI and ESB; rather it will act as a uniform abstraction layer that retains portability across the EAI and ESB technologies. Amdocs Integration Framework addresses problems such as the high cost and complexity of integration with a large number of applications.

2.3.

Amdocs Error Manager: Amdocs Error Manager provides a comprehensive error-handling product designed for organizing and solving high-volume record errors, including organizing and resolving rejected records through an automated mechanism. Reduces time for error resolution by automatically performing mass corrections, and consolidates errors from multiple systems into a single resolution platform, and sets up future expansion through simple environment configuration, with no need for changes in code.

2.4.	Amdocs Process Manager: Amdocs Process Manager is the Amdocs overall Business Process Management (BPM) foundation. It is a comprehensive workflow engine/business process manager embedded in the infrastructure of Amdocs’ products. It enables the Amdocs applications to define, execute and monitor long-lived, multi-step business process flows that can span multiple applications and people. Amdocs Process Manager is used as a workflow automation tool across the portfolio (i.e. a workflow engine that reduces the total cost of ownership by automating the end-to-end order processes, including pre-ordering, order capture, delivery and notifications). Amdocs Process Manager contains a GUI-based tool for designing, defining and verifying service-oriented business processes across multiple applications, services and personnel, as well as an engine for executing these processes. The Web-based monitoring user interface allows the management of operations by drilling-down into the details of the processes. The tool is BPEL and BAM (Business Activity Monitoring) certified and can therefore integrate with all external third party tools for business modeling and monitoring.

2.5.	Amdocs Security Manager: Amdocs Security Manager enables Amdocs applications to provide fully secured environments for their users in the area of application security. Amdocs Security Manager possesses a generic security API and provides a set of security components that are used by Amdocs applications to enhance system security. The core framework is 100% Java lightweight, and provides a set of layered components that work with client proxies (Java, .NET or C++). The following services are provided: authentication, authorization, audit logging, account data management, and session control services.

2.6.	Amdocs Monitoring and Control: Amdocs Monitoring and Control provides a central point of control for production applications, their processes and their machines. It enables service providers to view the entire system and shows the status of each application. This enables the production support team to prevent potential problems immediately upon receiving alerts.

3.	CRM Application

3.1.	CRM Back End

The CRM Back-End portion of the CRM Application comprises the following selected components of Amdocs’ generic, proprietary customer relationship management software products:

3.1.1.	Amdocs Customer Interaction Manager: Amdocs Customer Interaction Manager, a component of the CRM Application, is a unified desktop application that empowers agents to manage multi-media customer interactions based on the customer profile and business process. It delivers actionable, relevant information to the agent’s desktop with context-driven navigation that guides the agent to provide the most efficient and effective service. Amdocs Customer Interaction Manager enables a single sign-on across multiple applications, and eliminates the “cut-and-paste” and “swivel chair” syndromes. This empowers a single agent to service multiple customer requests within a single interaction, eliminating the need to transfer the customer to other departments. To increase the effectiveness of the agent, the workflow and screen navigation are driven according to the context of the customers’ respective requests and profiles. After selecting an interaction topic, the agent is automatically guided through a series of process steps and screens in a pre-defined and intuitive sequence, until the successful resolution of the customer request.

3.1.2.	Amdocs Support: Amdocs Support, a component of the CRM Application, provides advanced case and trouble ticket management capabilities to allow the user to easily create and deal with trouble tickets, speeding up the problem resolution process. Trouble tickets can be assigned to agents for resolution, and at the same time be visible to managers for monitoring performance. With Amdocs Support, the internal support analysts have access to each customer’s complete history and status. They can also query related cases and resolutions, and determine the customer entitlement and support the service level agreement that applies to the current inquiry. Agents can work together on trouble tickets by using the sub-case or task functions. This allows other agents to take responsibility for a component or task associated with a customer issue or request. Owners of cases who wish to maintain ownership but still require assistance, can create sub-cases and dispatch them to other support specialists, rather than dispatching the entire ticket.

3.1.3.	Amdocs Billing Manager: Amdocs Billing Manager, a component of the CRM Application, enables a completely integrated customer management and billing solution that improves time-to-revenue and enhances customer loyalty. With Amdocs Billing Manager, users can view and manage customer and account information, and display associated products, services and configurations. Amdocs Billing Manager increases contact center efficiency by allowing CSRs to access front-office billing functions from Amdocs CRM applications. This eliminates the need to separately launch the billing application, copy or paste information, or perform multiple log-ons. From the CSR’s point of view, access to billing functions is simply another set of commonly performed tasks that can be carried out via the Amdocs CRM user interface and workflow. From the IT perspective, Amdocs Billing Manager is a productized integration between Amdocs CRM and Amdocs Revenue Management that supports data synchronization, propagation, integrated workflow, and single sign-on.

3.2.	CRM Front End

The CRM Front-End comprises those user-interface related components of Amdocs generic, proprietary customer relationship management software products other than the CRM Back-End:

3.2.1.	Amdocs Ordering: Amdocs Ordering automates order capture and order processing for all sales channels and the full range of telecommunication services in a single integrated environment (order hub). Amdocs Ordering handles the end-to-end ordering process from order negotiation to delivery and notification, including real time validations, monitoring and administration.

Notwithstanding the above, Amdocs Ordering as licensed by Company pursuant to Section 4.1.2 of the Agreement includes both the CRM Back-End together with the CRM Front-End. For clarity, while the license of Amdocs Ordering will be added to the Amdocs Systems, access to the user interface of the Amdocs Ordering component does not constitute integration of the remaining CRM Front End portions of Amdocs Software into the Amdocs Systems.

4.	Amdocs Service Manager

4.1.

Amdocs Activation Manager: Amdocs Activation Manager is a single, convergent, gateway to any network element. Its prime purpose is to keep the network topology transparent to the other BSS modules. Amdocs Activation Manager delivers high volume service activation for network independent services in mobile network elements, such as HLRs, voice mails, IN and other auxiliary devices, IP service nodes such as Radius email servers and WAP gateways, conditional access for video programming and PPV, and Content and commerce servers, such as VOD servers, Games servers, etc.

SCHEDULE 6A

MILESTONE PAYMENTS AND FEES

1.	Implementation and Migration Services Fees and License Fees

1.1.	Definitions. The following definitions shall apply to this Schedule 6:

“Subscriber” means a customer of Company’s services and products whose account is maintained on the Amdocs Systems.

[***]

[***]

[***]

[***]

[***]

1.2.	Further to Section 15.1.2 of the Agreement, Company will pay Amdocs the Implementation and Migration Services Fees and License Fees in the total amount of [***], collectively referred to herein as the “Implementation, Migration and License Fees”.

The individual components of the Implementation, Migration and License Fees are as follows:

COMPONENT	FEE – US$
[***	***]
[***	***]
[***	***]
TOTAL	$[***]

Amdocs may invoice Company, and Company shall pay, for the Implementation, Migration and License Fees as follows:

a.	Two hundred thousand US Dollars ($200,000) paid by Company in October 2009, which the Parties acknowledge has been paid by Company prior to the Effective Date.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

b.	Eight and one-half million US Dollars ($8,500,000); upon execution of the Agreement by the Parties (includes [***]).

c.	[***].

d.	[***] due upon [***].

e.	[***] due upon [***]; and

f.	[***] due upon [***].

1.3.	In the event additional Subscribers will be added to the Amdocs Systems as a result of mergers, acquisitions or other business combinations, Company will pay Amdocs a one time fee as will be mutually agreed by the Parties to cover costs related to the migration or such combination pursuant to an Order (in addition to such incremental fees as may be due under Section 1.4 hereof).

1.4.	Amdocs shall have the right to invoice for, and Company will pay to Amdocs a one time incremental License fee of [***] for each Subscriber in excess of [***]. For purposes of counting [***] subject to incremental License fees, only [***] are counted. Upon payment of a [***], the License shall be deemed to be fully-paid with respect to all such Subscribers at the end of each calendar month during the Term. For the avoidance of doubt, in the event that a Subscriber for which Company previously paid such [***] license fee is no longer deemed to be a Subscriber for the purposes of the License Fees, Company’s license shall remain fully-paid up for the number of Subscribers for which License Fees have been paid.

2.	PMO Fees

As provided in Section 12.2 of the Agreement, Company will pay Amdocs for PMO Services directly related to the Cleveland Program [***] from [***] until [***]. The “Cleveland Program” refers to [***].

Company will pay Amdocs for PMO Services related to the Online Account Redesign (OAR) Program [***] from [***] through [***]. These fees will be prorated based upon the actual start date of the Amdocs Program Manager and Amdocs Project Manager for this program. The “Online Account Redesign (OAR) Program” refers to [***]

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

[***]. The Online Account Redesign (OAR) Program is not provided by Amdocs as part of the Amdocs Systems, however the PMO Services that are provided by Amdocs in respect of such program shall be provided pursuant to, and governed by, the Agreement.

Company will pay Amdocs for PMO Services for both the Cleveland Program and the Online Account Redesign program [***] from [***] until [***].

3.	Monthly Fees

3.1.	In accordance with the terms set forth in Section 15.1.2 of the Agreement, commencing on [***], Amdocs shall have the right to invoice for, and Company will pay to Amdocs, a Fixed Monthly Fee for the provision of the Outsourcing Services in connection with up to [***] in accordance with the table set forth below:

Period	Fixed Monthly Fee US$

[***] until [***]	$	[***]

[***] to [***]	$	[***]

[***] to [***]	$	[***]

[***] to [***]	$	[***]

The above Fixed Monthly Fee includes Maintenance fees at [***]. In the event that Company requests Amdocs to provide Maintenance following any termination or cessation of the Outsourcing Services, Maintenance shall be charged at Amdocs’ then applicable standard rates.

3.2.	In addition to the Fixed Monthly Fee set forth above, Amdocs shall charge Company, and Company shall pay to Amdocs, an incremental monthly price per Subscriber (“PPS”) as follows:

[***]

[***]

[***]

[***]

[***]

[***]

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

[***]

[***]

[***]

3.3.	Operational Credits - Starting October 2010, Amdocs shall provide Company with an operational credit of $[***] out of the monthly fee but no more than accumulated total of $[***] for such credit.

3.4.	In the event that Company purchases an Amdocs CRM Front-End license by December 31, 2013, Amdocs will provide Company a one-time credit of $[***] to be used for the CRM implementation services.

4.	Travel Expenses

Effective [***], Company will reimburse Amdocs for its reasonable travel and related expenses for Amdocs Personnel who must travel to Company Sites or at Company’s request in connection with providing the Services under the Scope of this Agreement, provided that such travel and expenses are pre-approved by Company and are incurred in accordance with Company’s Travel Policy, including its limitations. All travel expenses must be submitted for reimbursement within sixty (60) days of the last travel date, with copies of substantiation.

5.	Envelope Parameters

To the extent that Schedule 7 (Envelope Parameters) to the Agreement contemplates any additional fees to be payable by Company to Amdocs in the event that an envelope parameter stated therein is exceeded, then Company shall [***].

6.	Additional Services

6.1.	For Additional Services requested by Company, Amdocs’ blended hourly rates that will be charged for such Services are as follows, provided however, that if more than [***] of the hours performed for such Additional Services for any Order are to be performed offshore, Company has the right to cause Amdocs to renegotiate the rates based on commercially reasonable rates and terms taking into account offshore pricing. Commencing [***], the Parties agree to renegotiate the rates below in good faith.

Activity	Hourly Rate
Development Services	$[***]
Termination Assistance Services	$[***] (based on more than [***]% on-shore services)

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

6.2.	Commencing in [***], and occurring every [***] thereafter, the above hourly rates will be subject to an annual cost of living adjustment (“COLA”). The COLA shall be equal to [***].

6.3.	The applicable Additional Services Order will include reimbursement for reasonable travel expenses, as agreed to in advance by Company that Amdocs incurs in performance of the Additional Services. Such expenses will be agreed in advance as part of the Order and expenses shall be incurred in accordance with the terms of the Company’s Travel Policy.

6.4.	Any Additional Services shall be paid for by Company in accordance with the provisions set forth in Section 8.2 of the Agreement. Amdocs shall invoice Company for such Additional Services monthly, unless a fixed price arrangement is agreed upon by the Parties, where, in such a case, the Parties will mutually agree on the payment terms.

7.	Termination Fees

Early termination fees payable by Company upon termination of the Agreement for convenience pursuant to Section 16.5 of the Agreement are set forth below. The applicable termination fee and all then outstanding and undisputed invoiced fees are payable within five (5) Business Days from receipt of Company’s notice of termination pursuant to Section 16.5 of the Agreement, [***]:

Number of Months Effective Termination Date is From Turn-On Date	Termination Fee (US Dollars)

[***]	$[***]

[***]	$[***]

[***]	$[***]

[***]	$[***]

[***]	$[***]

The above termination fees have been calculated on the basis that the Implementation, Migration and License Fees have been paid in full as of the effective termination date. Any undisputed unpaid amount will be due upon termination.

8.	Excluded Services

The following items not included in the pricing above are available from Amdocs at an additional charge as indicated below or to be agreed upon by the Parties:

8.1.	Subject to Section 7.3 of the Agreement, ongoing Change Requests and modifications to the Amdocs Systems requested by Company (other than as contemplated by the Agreement).

8.2.	Print and Mail services.

8.3.	Communication lines between Company Sites and Amdocs Sites in North America.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

8.4.	All equipment, software or services designated as the responsibility of Company on Schedule 10.

8.5.	During the Term, Company will bear all costs of licenses, maintenance, monthly updates and implementation services for [***] software and, at Company’s cost, obtain such rights, as necessary for Amdocs to use such software solely for the provision of the Amdocs Systems and the Services.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

SCHEDULE 15A

STEERING COMMITTEE AND KEY PERSONNEL

STEERING COMMITTEE

COMPANY REPRESENTATIVES

Role/Job Title	Name (as of the Effective Date)
Senior Vice President - Product Development and IT	Nick Lazzaro
Vice President - System Transformation	Andrew McSherry
Senior Director - IT Transformation	Eric Heinzelmann
Technical Manager, Business Support Systems	Stephen Grandinetti
Vice President - Law	Angelique Electra

AMDOCS REPRESENTATIVES

Role/Job Title	Name (as of the Effective Date)
Client Business Executive	John Charron
VP Operations	Walter Pinto
Division President, Amdocs North America Accounts	Moshe David
Customer Implementation Manager	Ihab Atalla

AMDOCS KEY PERSONNEL

No.	Title	Name (as of the Effective Date)
1	Customer Delivery Manager	Avichai Turgeman
2
3
4
5
6

The Parties acknowledge and agree that, as of the Effective Date of the Agreement, Company has been unable to determine all Amdocs Key Personnel and that Company shall use commercially reasonable efforts to designate the Key Personnel in writing by the Turn-On Date.